UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2026
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Contineum Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42001	27-1467257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
(858) 333-5280
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CTNM	The Nasdaq Global Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On March 5, 2026, Contineum Therapeutics, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter ended December 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1.
The information contained in this Current Report on Form 8-K under Item 2.02 (including Exhibit 99.1) hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company, under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.
Item 8.01 Other Events.

As previously reported, on May 14, 2025, the Company entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”), pursuant to which the Company may from time to time issue and sell through Leerink Partners, acting as the Company’s agent, up to $75,000,000 of shares of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), offered pursuant to the Company’s prospectus supplement, dated May 23, 2025 (the “Prior Prospectus Supplement”), and accompanying base prospectus.

On March 5, 2026, the Company entered into Amendment No. 1 to the Sales Agreement (the “Amendment”) with Leerink Partners to increase the aggregate offering price of the shares of Common Stock that the Company may sell pursuant to the Sales Agreement (as amended by the Amendment, the “Amended Sales Agreement”). In connection with the Amendment, on March 5, 2026, the Company filed a prospectus supplement (the “ATM Prospectus Supplement”) with the Commission related to the offer and sale of up to $100,000,000 of shares of Common Stock, exclusive of amounts previously sold under the Sales Agreement (the “ATM Shares”). The ATM Prospectus Supplement supersedes the Prior Prospectus Supplement in its entirety and no further shares of Common Stock will be sold under the Prior Prospectus Supplement. The Company is not obligated to make any sales of ATM Shares under the Amended Sales Agreement. In addition, the Company has agreed that it will not sell any ATM Shares pursuant to the Amended Sales Agreement through March 11, 2026 (the expiration of the lock-up period under that certain underwriting agreement, dated December 11, 2025, by and among the Company, Goldman Sachs & Co. LLC and Leerink Partners). Leerink Partners may sell shares under the Amended Sales Agreement by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including any sales made directly on or through the Nasdaq Global Select Market, on or through any other existing trading market for the Common Stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. Attached hereto as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, relating to the legality of the issuance and sale of the ATM Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the ATM Shares, nor shall there be any offer, solicitation, or sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Amendment No. 1 to Sales Agreement, dated March 5, 2026, by and between the Company and Leerink Partners LLC.
5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
99.1	Press release dated March 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 5, 2026

Contineum Therapeutics, Inc.

By:	/s/ Peter Slover
Peter Slover
Chief Financial Officer Principal Financial Officer and Principal Accounting Officer